                                                                   EXHIBIT 10.39

                      LIMITED LIABILITY COMPANY AGREEMENT



                                      OF



                                 GL/PHP, LLC,



                     a Delaware limited liability company

                               TABLE OF CONTENTS



1.   Definitions.......................................................     1
2.   Formation.........................................................     6
3.   Name..............................................................     6
4.   Registered Office; Principal Place of Business....................     6
5.   Term..............................................................     6
6.   Purpose...........................................................     6
7.   Capital Contributions.............................................     7
8.   Capital Accounts; Allocations.....................................    10
9.   Distributions.....................................................    12
10.  Books and Records.................................................    13
11.  Bank Accounts; Certain Payments...................................    15
12.  Rights and Obligations of Members.................................    15
13.  Rights and Obligations of the Manager.............................    20
14.  Transfer of Interests.............................................    26
15.  Termination of the Company........................................    28
16.  Gain, Loss and Distributions on Liquidation.......................    29
17.  Sale of Assets....................................................    30
18.  Further Assurances................................................    30
19.  Notices...........................................................    31
20.  Limited Buy-Sell..................................................    32
21.  Amendment.........................................................    32
22.  Captions; Contents................................................    33
23.  Variation of Pronouns.............................................    33
24.  Governing Law.....................................................    33
25.  Successors and Assigns............................................    33
26.  Counterparts......................................................    33
27.  Negation of Third-Party Beneficiaries.............................    33
28.  Arbitration.......................................................    33
29.  Severability......................................................    34

Exhibit A - Initial Capital Contributions and Interests of Members

                                  GL/PHP, LLC

                      LIMITED LIABILITY COMPANY AGREEMENT


          THIS LIMITED LIABILITY COMPANY AGREEMENT is made as of February 26, 1997 by and among G&L Realty Partnership, L.P., a Delaware limited partnership, as the sole Manager ("the Manager"), G&L Realty Partnership, L.P., a Delaware limited partnership, as a Member ("G&L Member"), PHP Healthcare Corporation, a Delaware corporation, as a Member ("PHP Member" and, together with G&L Member, collectively called the "Members").

     In consideration of the mutual benefits and covenants contained herein, the undersigned hereby agree as follows:

     1.   Definitions.  As used in this Agreement, the following terms have the
          -----------
meanings set forth below:

          1.1. "Act" means the Delaware Limited Liability Company Act, as amended, Del. Code Ann. title. 6, (S)18-101 et seq.
                                            ------

          1.2. "Additional Capital Contribution" has the meaning set forth in
Section 7.2.
-----------

          1.3. "Additional Capital Contribution Date" has the meaning set forth in Section 7.2.
   -----------

          1.4. "Adjusted Capital Account Balance" means, with respect to any Member, the balance, if any, in such Member's Capital Account as of the end of the relevant Year, increased by the amount of the minimum gain that such Member is treated as being obligated to restore pursuant to the next to last sentences of Treasury Regulation Sections 1.704-2(g)(1) and (i)(5).

          1.5. "Affiliate" or "Affiliated Person" means, with respect to any Person, any other Person controlling or controlled by or under common control with such Person. For purposes of this definition, the term "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          1.6. "Agreement" means this agreement and any amendment, modification or extension hereof.

          1.7. "Assets" means all of the assets of the Company including all Property and Credit Leases owned or entered into by the Company.

          1.8. "Business Day" means any day except a Saturday, Sunday or other day which shall be in Los Angeles, California, or Reston, Virginia, a legal holiday on which banking institutions are authorized by law or executive action to close.

          1.9.  "Buy-Sell" has the meaning set forth in Section 20.
                                                        ----------

          1.10. "Capital Account" has the meaning set forth in Section 8.1.
                                                               -----------

          1.11. "Capital Contributions" means the Initial Capital Contribution and all Additional Capital Contributions to be made by a Member, pursuant to
Section 7.
---------

          1.12. "Closing Date" means each date on which the Company purchases a Property or enters into any Credit Lease.

          1.13. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          1.14. "Company" means GL/PHP, LLC, a Delaware limited liability company, governed by this Agreement.

          1.15. "Company Budget" has the meaning set forth in Section 13.2.2.
                                                              --------------

          1.16. "Company Loan" has the meaning set forth in Section 7.4.
                                                            -----------

          1.17. "Contributing Members" has the meaning set forth in Section 7.3.
                                                                    -----------

          1.18. "Credit Lease" means each bond-type net lease relating to a particular Property approved for origination hereunder.

          1.19. "Defaulted Amount" has the meaning set forth in Section 7.5.
                                                                -----------

          1.20. "ERISA" means the federal Employee Retirement Income Security Act of 1974, as amended and in force from time to time.

          1.21. "Fair Market Value" means the price that would be paid by a willing buyer for the property being sold by a willing seller in an open market transfer with respect to which time is not of the essence.

          1.22. "Gross Income" means all items of income and gain that are included in the definition of Net Income or Net Loss.

          1.23. "Initial Capital Contribution" means the initial capital contribution to the Company to be made by a Member in the amount shown for such Member on Exhibit A to this Agreement.
          ---------

          1.24. "Initiating Member" has the meaning set forth in Section 20.
                                                                 ----------

          1.25. "Interest" means a Member's percentage interest in the
Company, as indicated in Exhibit A, as such percentage interest may be modified
                         ---------
as specifically provided in this Agreement, including the Member's economic interest and any right to vote or participate in management.

          1.26. "Investment Company Act" means the Investment Company Act of 1940, as amended.

          1.27. "Lease Documents" means each Credit Lease and each other agreements, opinions, instruments and certificates furnished at the time of origination of the Credit Lease in connection therewith.

          1.28. "Lessee" means the lessee under a Credit Lease.

          1.29. "Lessor" means the Company, as lessor under a Credit Lease.

          1.30. "Majority in Interest of the Members" means the Members which own fifty-one percent (51%) or more of the Interests.

          1.31. "Manager" means G&L Realty Corp. and any other person named as Manager hereunder from time to time under Section 13.8, if any.
                                          ------------

          1.32. "Members" (singular, "Member") means collectively the Persons listed on Exhibit A to this Agreement, and singularly, any Person listed on
          ---------
Exhibit A to this Agreement.
---------

          1.33. "Net Cash Flow" means with respect to any calendar month or other period, the gross revenues received by the Company during such period from any source whatsoever, including, without limitation, rent of any kind and other amounts payable under each Asset, any origination fees received from Lessees, servicing compensation earned by the Company in connection with any securitization and any Net Proceeds and other receipts (but excluding Capital Contributions and any Company Loans), less the following, without duplication:
                                      ----
(i) Operating Expenses; (ii) distributions made to enable Members to pay income taxes in respect of their Interests; (iii) any Origination and Due Diligence Expenses; (iv) any amounts due on or with respect to the indebtedness of the Company (exclusive of secured debt owed to PHP Member) including, without limitation, any costs associated with the Company hedging interest rate risks or other exposures in connection therewith; (v) all reasonable and necessary cash expenditures (including the establishment and funding of reserves, if deemed necessary by the Manager, but excluding the amounts described in the preceding clauses (i), (ii), (iii), (iv) and (v) and expenditures from established reserves); and (vi) amounts used to fund the origination of Credit Leases or purchase of Property or to pay or reimburse expenses associated therewith. Net Cash Flow shall be determined separately for each calendar month or other period, and shall not be cumulative.

          1.34. "Net Income" and "Net Loss" mean, respectively, an amount equal to the Company's taxable income or loss, respectively, for federal income tax purposes, determined in accordance with Section 703 (a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703 (a) (1) of the Code shall be included in taxable income or loss), with the following adjustments: (i) any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant hereto shall be included in income; (ii) any expenditures of the Company described in Section 705 (a) (2)
(B) of the Code or treated as Section 705 (a) (2) (B) of the Code expenditures pursuant to Treasury Regulation Section 1.704-1(b) (2) (iv) (i) and not otherwise taken into account in computing Net Income or Net Loss pursuant hereto, shall be deducted from income; and (iii) income, gain, loss and deduction of the Company shall be computed as if the Company had (A) purchased any property contributed by a Member on the date of such contribution at a price equal to its Fair Market Value on such date, and (B) sold any property distributed to a Member on the date of such distribution at a price equal to its Fair Market Value on such date.

          1.35. "Net Proceeds" means the gross proceeds received by the Company from the sale, partial sale, financing, securitization (including any proceeds received as a result of the Company's ownership of any residual interest and/or security issued in any securitization) of or realization on all or any portion of the Assets less any sales, financing, securitization or collection expenses incurred in connection any such sale, financing, securitization or realization.

          1.36. "Non-Contributing Members" has the meaning set forth in
Section 7.3.
-----------

          1.37. "Offer" has the meaning set forth in Section 14.1.3.
                                                     --------------

          1.38. "Operating Expenses" means all reasonable and necessary out-of-pocket expenses incurred by the Manager and the Members in the administration and operation of the Company and the ownership of the Company's Assets, including, without limitation, accounting fees, legal fees and expenses and such other expenses of the Manager and the Members if and to the extent approved pursuant to this Agreement. The Company shall reimburse each Member and any Affiliates of such Member for such Operating Expenses, subject to, and only if and to the extent approved by, a Majority in Interest of the Members; provided, however, that any Operating Expense that is in excess any line item of the Company Budget plus 5% shall require the approval of each of the Members. Operating Expenses, however, shall not include any overhead costs of the Manager or any Member.

          1.39. "Origination and Due Diligence Expenses" shall include the following expenses incurred by or on behalf of the Company directly and exclusively in connection with (a) the negotiation and documentation of this Agreement, (b) the organizational costs of the Company and (c) the origination or purchase of any Assets, including, without limitation, the following:
(i) legal, printing, and other third-party out-of-pocket expenses incurred in connection with the negotiation and documentation of this Agreement, (ii) the organizational and qualification costs of the Company and (iii) expenses incurred in connection with the origination or purchase or proposed origination or purchase of an Asset and any indebtedness with respect thereto, including documentation and negotiation of the Lease Documents, such indebtedness, review and analysis of organizational documents of each Lessee, related documents and court proceedings, if any, relating to the origination or purchase and any financing of the Credit Leases or any portion thereof and the determination of the rates and terms to be offered in any origination or purchase of any Credit Lease, and any legal and other third-party and out-of-pocket costs associated with the due diligence review with respect to any Asset, in every case.

          1.40. "Person" means an individual, partnership, limited partnership, limited liability partnership, trust, estate, association, corporation, limited liability company, or other entity, whether domestic or foreign.

          1.41. "Prime Rate" means the rate of interest announced from time to time by The Bank of America as its prime rate of interest.

          1.42. "Property" means collectively or singularly, as the context requires, the real property purchased by the Company and subjected to a Credit Lease hereunder.

          1.43. "Reduction Notice" has the meaning set forth in Section 7.5.
                                                                -----------

          1.44. "Removal Date" has the meaning set forth in Section 13.8.1.
                                                            --------------

          1.45. "Securities Act" means the Securities Act of 1933, as amended.

          1.46. "Service" has the meaning set forth in Section 10.5.2.
                                                       --------------

          1.47. "Termination Notice" has the meaning set forth in
Section 13.8.1.
--------------

          1.48. "Treasury Regulations" means the regulations (including any temporary regulations) issued under the Code by the Department of the Treasury, as they may be amended from time to time, or any applicable successor regulations. Reference herein to any particular section of the Treasury Regulations shall be deemed to refer to the corresponding provision of any applicable successor regulations.

          1.49. "Year" means the taxable year of the Company which will be based on a calendar year.

     2.   Formation.  The Company shall be formed as of the date of the filing
          ---------
of the Certificate of Formation for the Company with the Secretary of State of the State of Delaware as a limited liability company pursuant to the provisions of the Act.

     3.   Name.  The business of the Company shall be conducted under the name
          ----
"GL/PHP, LLC".

     4.   Registered Office; Principal Place of Business.  The Company's
          ----------------------------------------------
registered office in the State of Delaware shall be located at 12090 Orange Street, Newcastle County, Wilmington, Delaware 19805 and the Company's registered agent for service of process in the State of Delaware shall be The Corporation Trust Company. The principal office of the Company shall be c/o G&L Realty Corp., 439 North Bedford Drive, Beverly Hills, CA 90210.

     5.   Term.  The Company, as a limited liability company, shall commence as
          ----
of the date of the filing of the Certificate of Formation for the Company with the Secretary of State of the State of Delaware and shall continue until December 31, 2046, unless terminated earlier as hereinafter provided or as provided in the Act.

     6.   Purpose.  The business and purpose of the Company shall be to
          -------
(a) accomplish any lawful business or activity conducive to or expedient for the protection or benefit of the Company and its Assets and related (directly or indirectly, including but not limited to origination, purchase, disposition, financing, and securitization of Property and/or the Credit Leases) to (i) the acquisition of Property and the origination of Credit Leases approved pursuant hereto; (ii) the sale, assignment, disposition or securitization of any of the Property and/or the Credit Leases; (iii) incurring indebtedness and obtaining financing for the Company to acquire the Property and originate Credit Leases, including interest or other hedging facilities; (iv) the servicing and managing of the Assets; and (v) taking such other activities that are performed by operating finance companies having the foregoing purposes, (b) exercise all other powers necessary to or reasonably connected with the Company's business which may be legally exercised by a limited liability company under the Act, and
(c) engage in all activities necessary, customary, convenient, or incidental to any of the foregoing.

     7.   Capital Contributions.
          ---------------------

          7.1. Each Member hereby agrees to contribute as its Initial Capital Contribution the amount shown on Exhibit A to this Agreement. The capital
                                 ---------
requirements to be funded out of such Initial Capital Contributions will consist of all Origination and Due Diligence Expenses relating to the organization of the Company, the negotiation and documentation of this Agreement and the purchase by the Company of real property so long as each such properties will be simultaneously subject to a Credit Lease and for any other purpose contemplated hereunder.

          7.2. If at any time the Manager determines that additional funds ("Additional Capital Contributions") are required by the Company for any Company purpose, the Manager shall give notice to the Members (i) stating the aggregate amount of such Additional Capital Contributions (which Additional Capital Contributions, together with aggregate amount of all their outstanding Capital Contributions with respect to the Company as a whole, shall not exceed $4,500,000), (ii) stating in reasonable detail the reasons such Additional Capital Contributions are required, (iii) stating the date proposed for payment of such Additional Capital Contributions to the Company (which date, the "Additional Capital Contribution Date", shall not be less than ten (10) Business Days after the date on which such notice is given), and (iv) requesting that each of the Members approve such Additional Capital Contributions. On or before the date which is five (5) Business Days after the date on which such notice was given, the Members shall respond to the Manager indicating whether or not it approves such Additional Capital Contributions. In the case of Additional Capital Contributions being so requested, any such Member not so responding within such five (5) Business Day period shall be deemed not to have given its approval of such Additional Capital Contributions. If all Members approve such Additional Capital Contributions, the Manager shall (not less than (5) days prior to the Additional Capital Contribution Date) provide a notice so stating to each Member, and each Member shall be obligated to contribute to the Company on the Additional Capital Contribution Date in cash, an amount equal to such Member's Interest multiplied by the aggregate amount of the Additional Capital Contributions to be made on the Additional Capital Contribution Date. If any Member fails to pay to the Company on the Additional Capital Contribution Date its entire share of any Additional Capital Contribution required pursuant to this Section 7.2, the sole remedy of the other Members shall be to proceed in
     -----------
accordance with Section 7.3.  No Member shall be entitled or required to make
                -----------
any Capital Contributions to the Company other than under Section 7.1 or as
                                                          -----------
required by this Section 7.2.
                 -----------

          7.3. In the event that Additional Capital Contributions are required to be made by the Members under Section 7.2, and one or more Members (the
                                -----------
"Contributing Members") have tendered their entire share of the required Additional Capital Contributions on or before the Additional Capital Contribution Date, and one or more other Members (the "Non-Contributing Members") have failed to tender their entire share of the required Additional Capital

Contributions on or before the Additional Capital Contribution Date, the Interests of the Members shall be adjusted in accordance with Section 7.5 and
                                                              -----------
the Manager shall proceed to call for Company Loans in accordance with
Section 7.4.
-----------

     7.4. In the event that one or more Members fail to make any required Additional Capital Contributions, the Manager shall, within five (5) Business Days after the applicable Additional Capital Contribution Date, by notice to all other Members (other than any Non-Contributing Members), inform such other Members of such failure, and of the amount of the Non-Contributing Members' required Additional Capital Contributions, and request that such other Members (or their Affiliated Persons) make loans (each a "Company Loan") in the amount of such required Additional Capital Contributions of the Non-Contributing Members; provided, however, that no Member shall be required to make any such Company Loan. Each such other Member receiving such notice shall promptly give notice to the Manager indicating the amount (not to exceed the required Additional Capital Contributions) it (or its Affiliated Person) is willing to lend. In the event that the aggregate amount which Members are willing to lend hereunder exceeds such required Additional Capital Contributions, the lending Members (or their Affiliated Persons) shall make such loans in the proportions that their respective Interest bear to one another. Each Company Loan shall, to the fullest extent permitted by law, bear interest at an annual rate, determined monthly and compounded monthly, equal to the Prime Rate plus three percent (3%) and otherwise consistent with then prevailing market terms for comparable unsecured borrowings. Any such Company Loan shall be paid (if not sooner paid), out of Net Cash Flow and Net Proceeds in accordance with Article 9. If no Member
                                                         ---------
or Members are willing to make a Company Loan to meet the additional capital needs of the Company, Additional Capital Contributions shall be called for and required pursuant to, and subject to the limitations set forth in, Section 7.2.
                                                                   -----------

     7.5. If at any time a Non-Contributing Member fails to make an entire Additional Capital Contribution required of such Member pursuant to Section 7.2,
                                                                    -----------
the Interest of such Non-Contributing Member shall immediately be reduced, effective as of the Additional Capital Contribution Date, with respect to any portion of the Additional Capital Contribution not so contributed by such Non-Contributing Member (such unpaid portion, the "Defaulted Amount"). Such reduction shall be in an amount equal to the percentage obtained by dividing (a) the Defaulted Amount, by (b) the aggregate amount of Capital Contributions required to have been made as of the date of such calculation by all Members, including such Additional Capital Contribution, pursuant to Sections 7.1 and
                                                            ------------
7.2.
---

     7.5.1 As an example, assume (i) that Member X's Interest is ten percent (10%), and that Member X has made an Initial Capital Contribution to the Company pursuant to Section 7.1 of $9,500,000, where the aggregate Initial
                      -----------
  Capital Contributions made by all Members to the Company is equal to $95,000,000, (ii) that a (first-ever) call is made for Additional Capital Contributions from all Members of $2,000,000, (iii) that Member X is obligated to advance ten percent (10%) of the Additional Capital Contributions, (iv) that

  Member X does not make any portion of its required Additional Capital Contribution, and (v) that all the other Members make their required Additional Capital Contributions. Under the first paragraph of this Section
                                                                      -------
  7.5, the reduction of the Non-Contributing Member's (Member X's) Interest,
  ---
  expressed as a percentage, would equal $200,000/$97,000,000, or .206186%. Accordingly, Member X's Interest would be reduced from 10.00% to 9.793814%.

     7.5.2  Any reduction in the Interest of a Member under this Section 7.5
                                                                 -----------
  shall be reflected in a simultaneous increase of the aggregate Interests of the Contributing Members in a like amount. Any such aggregate increase in Interests of the Contributing Members shall be shared among the Contributing Members in proportion to their respective Interest immediately prior to such increase.

     7.5.3  Any adjustments in Interests pursuant to this Section 7.5 shall be
                                                          -----------
  automatic and without the necessity of any further action by any Member. Notwithstanding the foregoing, each Member agrees to execute such documents and take such additional actions as may be necessary to effectuate or evidence such adjustments and each such Member hereby constitutes and empowers the Manager (and its managers or its officers, as applicable), acting singly, to act alone as the attorney-in-fact of all Members with authority to execute, acknowledge, swear to and deliver such instruments as may be necessary or appropriate to carry out the foregoing provisions of this Section 7.5.
                                                            -----------

     7.5.4 The Manager shall give Notice (a "Reduction Notice") to all the Members within thirty (30) days of the reduction of any Member's Interest pursuant to this Section 7.5, informing the Members of such reduction, and of
                   -----------
  their revised Interest after giving effect to such reduction.

     7.5.5 In the event that the Interest of a Member is reduced pursuant to this Section 7.5, any Contributing Member may elect, by notice to the Manager
       -----------
  and the other Members given not more than thirty (30) days after the date of the related Reduction Notice, to cause the Assets to be valued as of the date of the Reduction Notice, and to the extent the net worth of the Company (net of liabilities) as of such date is more or less than the Capital Account balances of the Members as of such date (after reflection in such Capital Accounts of all adjustments thereto which would be necessitated by all other Company transactions for the taxable year of the Company in which such valuation occurs, all in accordance with Article 8), the difference shall be
                                           ---------
  deemed to be Net Income or Net Loss incurred by the Company which shall be credited or charged to the Capital Accounts of the Members based upon their Interests immediately prior to any dilution under this Section 7.5. The net
                                                         -----------
  worth of the Company shall be determined by the Manager on the basis of the Fair Market Value of the Assets.

  8. Capital Accounts; Allocations.
     -----------------------------

     8.1. A separate book capital account (a "Capital Account") shall be established and maintained for each Member in accordance with the regulations promulgated under Section 704 of the Code. The Capital Account of each Member as of the close of each month of each Year shall be: (a) credited with (i) the amount of cash and the agreed-upon Fair Market Value of any property contributed by such Member to the Company during such month (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Section 752 of the Code), including cash contributed by a Member as such Member's Initial Capital Contribution, (ii) such Member's share of any Net Income during such month allocated to it under this Agreement, and
(iii) such Member's share of other items required to be credited thereto under Treasury Regulation Section 1.704-1(b)(2)(iv); and (b) shall be debited with (i) the amount of cash and the Fair Market Value of any property distributed to such Member during such month (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under
Section 752 of the Code), (ii) such Member's share of any Net Loss during such month allocated to it under this Agreement, and (iii) such Member's share of other items required to be debited thereto under Treasury Regulations Section 1.704-1(b)(2)(iv). Any adjustments to the tax basis of the Company property under Sections 732, 734 or 743 of the Code will be reflected as adjustments to the Capital Accounts of the Members only in the manner and to the extent provided in Treasury Regulations Section 1.704-1(b)(2)(iv)(m). If any Asset is to be distributed in kind, such Asset shall be distributed on the basis of its Fair Market Value after the Members' Capital Accounts have been adjusted to reflect the manner in which any unrealized gain or loss with respect to such Asset (that has not been previously reflected in the Capital Accounts) would be allocated among the Members if there were a taxable disposition of the Asset for its Fair Market Value in the manner provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(e). These provisions and other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such section of the Treasury Regulations.

     8.2. If any interest in the Company is transferred, the proportionate Capital Account and Interest attributable to such interest in the Company shall continue to be attributable to such interest in the Company.

     8.3. After giving effect to the special allocations set forth in Sections
                                                                      --------
8.1, 8.4 and 8.7, if any, Net Income or Net Loss for a Year shall be allocated
--------     ---
among the Members in accordance with their respective Interests.

     8.4. Notwithstanding anything to the contrary contained in this Article 8:
                                                                     ---------

     8.4.1 If during any Year of the Company there is a net decrease in Company minimum gain (as such term is defined by Treasury Regulation Section 1.704-2(d) with respect to partnership minimum gain), then each Member shall be allocated Gross Income for such Year (and, if necessary, for subsequent Years) in the manner provided in Treasury Regulation Sections 1.704-2(f) and 1.704-2(j)(2). This Section 8.4.1 is intended to comply with the Company minimum gain
       -------------
  chargeback requirements of Treasury Regulation Section 1.704-2.

     8.4.2 If during any Year of the Company there is a net decrease in Member nonrecourse debt minimum gain (as such term is defined by Treasury Regulation
  Section 1.704-2(i) with respect to partner nonrecourse debt minimum gain) then each Member shall be allocated Gross Income for such year (and, if necessary, for subsequent Years) in the manner provided in Treasury Regulation Sections 1.704-2(i) and 1.704-2(j)(2). This Section 8.4.2 is intended to comply with
                                     -------------
  the Member nonrecourse debt minimum gain chargeback provisions of Treasury Regulation Section 1.704-2(i).

     8.4.3  Member nonrecourse deductions (as defined in Treasury Regulation
  Section 1.704-2(i)(2) with respect to partner nonrecourse deductions) shall be allocated as prescribed in Treasury Regulation Section 1.704-2(i)(1).

     8.5. Taxable income, gain, loss or deduction of the Company (as well as any credits and the basis of property to which such credits apply) as determined for federal income tax purposes shall be allocated in the same manner as the corresponding income, gain, loss or deduction is allocated for purposes of adjusting Capital Accounts hereunder.

     8.6. Subject to Section 706 of the Code and to any applicable Treasury Regulations, Net Income, Net Loss and items of income, gain, loss, deduction or credit for federal income tax purposes for a Year that are attributable to any interest in the Company that is transferred or assigned during such Year shall be allocated between the portion of the Year during which such interest was held by the transferor and the portion of the Year during which such interest was held by the transferee on the basis of the number of days of the year such interest was held by each.

     8.7. Any Net Loss otherwise allocable to a Member with, or which would produce, a deficit balance in such Member's Adjusted Capital Account Balance shall be allocated to the extent of the aggregate of and in proportion to the positive Adjusted Capital Account Balances of other Members. In the event that at any time any Member receives any adjustments, allocations, or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6) that create or increase a deficit balance in their Adjusted Capital Account Balances, then the next allocation of Gross Income that would otherwise have been allocated to the other Members shall be specially allocated to such Member in an amount and a manner sufficient to eliminate the deficit balance in such Adjusted Capital Account Balance created by such adjustments, allocations, or distributions as quickly as possible. The preceding sentence is intended to comply with the qualified income offset provision in

Treasury Regulations Section 1.704-1(b)(2)(ii)(d). In addition, to the extent not otherwise required by the preceding sentences, if any Member would otherwise have a deficit Adjusted Capital Account Balance as of the last day of a Year or other period, items of Gross Income shall be specially allocated to such Member so as to eliminate such deficit as quickly as possible. Any special allocations pursuant to this Section 8.7 shall be taken into account in computing subsequent
                 -----------
allocations pursuant to this Article 8, so that the allocations of Net Income
                             ---------
and Gross Income allocated to each Member pursuant to this Article 8 shall be
                                                           ---------
equal to the allocations of Net Income and Gross Income that would have been allocated to each Member pursuant to the provisions of this Article 8 if the
                                                            ---------
adjustments, allocations, or distributions and the resulting special allocations pursuant to this Section 8.7 had not occurred.
                 -----------

     8.8. In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for income tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Fair Market Value at the time of contribution. Any elections or other decisions relating to such allocations shall be made by the Manager in a manner that reasonably reflects the purpose and intention of this Agreement. In the event of any adjustments to Capital Accounts pursuant to Section 7.5.5, the
                                                             -------------
principles of Code Section 704(c) shall be applied with respect to such adjustments. Allocations pursuant to this Section 8.8 are solely for purposes of
                                          -----------
federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Net Income, Net Loss or distributions pursuant to any provision of this Agreement.

  9. Distributions
     -------------

     9.1. All Net Cash Flow, if any, attributable to each calendar month of each Year (or portion thereof) and distributable other than in connection with the liquidation of the Company shall be applied and distributed as follows:

     9.1.1 first, to the Members (or their Affiliated Persons) in full payment
           -----
  of any Company Loans and accrued interest with respect thereto in proportion to the outstanding balances of such Company Loans (amounts so paid to be applied first to interest accrued and unpaid, and then to outstanding principal); and

     9.1.2 the balance, to the Members, in accordance with their respective
           -----------
  Interests provided, however, that so long as (i) a default has occurred and is continuing following the expiration of any applicable cure periods under a Credit Lease in which PHP Member acts as the Lessee thereunder and (ii) such Credit Lease remains an Asset of the Company, such Net Cash Flow shall be applied and distributed first to G&L Member until G&L Member has received a return of its Capital Contribution with respect to such Asset, second, to PHP Member until PHP Member has received a return of its Capital

  Contribution with respect to such Asset, and the balance to the Members in accordance with their respective Interests.

     9.2. The Manager shall make all distributions of Net Proceeds under Section
                                                                         -------
9.1 as promptly as practicable after the transaction giving rise to such Net
---
Proceeds. The Manager shall make distributions of all other Net Cash Flow under
Section 9.1 within thirty (30) days after the end of each calendar month during
-----------
any Year (if and to the extent of available cash and not otherwise) on the basis of estimated Net Cash Flow for such calendar month (or the applicable portion thereof), after taking into account any remaining discrepancy between actual and estimated Net Cash Flow for any preceding month. Thirty (30) days following final determination of actual Net Cash Flow for such Year, there shall be a final distribution to the Members to the extent that actual Net Cash Flow for such Year exceeds interim distributions of estimated Net Cash Flow, or the Members shall recontribute their respective shares of the excess of any interim distributions of estimated Net Cash Flow over the actual Net Cash Flow for such Year. Except as may be otherwise required by law, no distribution of property in kind by the Company shall be permitted without the prior written consent of the Manager and each of the Members.

     9.3. Amounts owed on secured debt held by PHP Member shall be paid in accordance with the terms of the debt instrument prior to any payment described in Section 9.1 or 9.2 at all times that PHP Member is not in default as tenant
   -----------    ---
under a Credit Lease. At any time that PHP Member is in default as tenant under a Credit Lease, amounts owed on secured debt of the Company held by PHP Member shall be paid only after payment in full to G&L Member and Manager (and their Affiliates, if applicable) of their Company Loans (if any) and an amount equal to G&L Member's and Manager's Capital Contribution to the Company.

   10.  Books and Records
        -----------------

     10.1 The Manager shall keep or cause to be kept full and true books of accounts, in which shall be entered each financial transaction of the Company and a record of ownership of Interests in the Company.

     10.2 All of said books of account, as well as records and reports of the Company, together with an executed copy of the Certificate of Formation and Limited Liability Company Agreement of the Company and any amendments thereto, and all such other information regarding the Company as any Member may reasonably request from time to time, shall at all times be maintained at the principal office of the Company, or at such other office of the Company as may be designated for such purpose by the Manager, and shall be open to the inspection, examination and audit of the Members or their representatives during reasonable business hours, who shall be entitled to make copies or extracts thereof.

          10.3. The Manager shall cause to be prepared and distributed to the Members and the Manager within one hundred and twenty (120) days after the end of each Year an audited financial statement of the Company for such Year, prepared in accordance with generally accepted accounting principles by a nationally recognized accounting firm. The Manager shall also cause to be prepared and distributed to each Member and the Manager within twenty-five (25) days after the end of each month an unaudited financial statement for the Company for such month, prepared in accordance with generally accepted accounting principles.

          10.4. The Manager shall also furnish to each Member and the Manager within one hundred and twenty (120) days after the end of each Year any statement or forms required to be furnished pursuant to applicable provisions of the Code (including a copy of the Schedule K-1, or corresponding schedules relating to such Member required to be filed with the Company's U.S. Return of Company Income and a copy of the Company's U.S. Return of Company Income).

          10.5.  Tax Matters Member.
                 ------------------

          10.5.1 The Manager shall be the "tax matters partner" as that term is defined in Section 6231 of the Code.

          10.5.2 Each Member shall give prompt notice to the tax matters partner upon receipt of advice that the Internal Revenue Service (the "Service") intends to examine any Company income tax returns. The tax matters partner shall promptly notify the Members of the commencement of any administrative or judicial or similar proceedings involving the tax treatment of items of Company income, loss, deductions and credits, and shall further keep the Members fully informed of all material developments involved in such proceedings. Each Member shall have the right to participate in any such actions and proceedings to the extent provided for under the Code and regulations promulgated thereunder.

          10.5.3 Nothing in this Section shall limit the ability of the Members to take any action in their individual capacity relating to tax audit matters that is left to the determination of an individual Member under Sections 6222 and 6223 of the Code.

          10.5.4 The tax matters partner shall cause to be prepared for each Year the federal, state and local income tax returns and information returns, if any, which the Company is required to file, copies of which returns shall be available for inspection and examination by the Members at any time and such Members shall be entitled to make copies or extracts thereof. Where the Members are required to file state and local income tax returns by reason of their interest in the Company, the tax matters partner shall cause them to be furnished with copies of the relevant returns filed by the Company. The tax matters partner shall act in the interests of all of the Members in the preparation of any such statements, forms or returns.

          10.5.5 The tax matters partner shall not initiate any action or proceeding in any court, extend any statute of limitations, or take any other action contemplated by Sections 6222 through 6232 of the Code that would legally bind any other member of the Company without the approval of each Member. If the tax matters partner proposes that any material adjustment to any tax return be approved, the tax matters partner shall not concede such adjustment without the prior approval of each Member.

          10.6. The actual out-of-pocket costs of keeping the Company's books and preparing the reports, statements and returns referred to in this Article 10
                                                                      ----------
shall be an expense of the Company.

     11.  Bank Accounts; Certain Payments.
          -------------------------------

          11.1. All funds of the Company shall be deposited in the Company name in an appropriate bank account or accounts to be maintained by the Company as the Manager may designate. Withdrawals from any such bank account or accounts shall be made only in the regular course of the Company's business. Persons employed by the Manager having authority with regard to such account or accounts shall be subject to the approval of a Majority in Interest of the Members; provided that, at all times (i) authorized signatories shall include two employees of the Manager and (ii) withdrawals of amounts in excess of any line item of an approved Company Budget plus 5% shall require signatures of two authorized signatories and the approval of each of the Members.

          11.2. The Manager may pay from such bank account or accounts, when due or against receipt of invoices therefor, the following amounts, without duplication, to the extent such amounts have been approved in any line item of the Company Budget plus 5% or have been otherwise approved by the Members: (i) Operating Expenses; (ii) distributions made to enable Members to pay income taxes in respect of their Interest; (iii) any Origination and Due Diligence Expenses; (iv) any amounts due on or with respect to any indebtedness of the Company; (v) interest and principal payments on account of Company indebtedness (other than principal payments on account of Company Loans), together with any fees or other payments then due thereunder; (vi) all reasonable and necessary cash expenditures (including the establishment and funding of reserves, but excluding the amounts described in the preceding clauses (i), (ii), (iii), (iv),
(v) and (vi) and expenditures from established reserves) contemplated by the Manager; and (vii) amounts used to fund the origination or proposed origination of Credit Leases and the purchase or proposed purchase of Property. The Manager may also pay from such bank account or accounts any payments or distributions required by Section 9.
            ---------

     12.  Rights and Obligations of Members.
          ---------------------------------

          12.1.  Liability of Members.  No Member shall be personally liable for
                 --------------------
any of the debts, liabilities, obligations or contracts of the Company or of any other Member, nor shall a Member be required to lend any funds to the Company. Each Member shall only be liable to make payment of such Member's Capital Contributions as and when due hereunder. If and to the extent a Member's Capital Contributions shall be fully paid, the Member shall not, except as required by the express provisions of Section 7.2 or as required by the express
                                      -----------
provisions of the Act regarding repayment of sums wrongfully distributed to any such Member, be required to make any further contributions to the Company. Except as otherwise provided in the Act, by law or expressly in this Agreement, no Member shall have any fiduciary or other duty to another Member with respect to the business and affairs of the Company, and no Member shall be liable to the Company or any other Member for acting in good faith reliance upon the provisions of this Agreement. No Member shall have any responsibility to restore any negative balance in its Capital Account or to contribute to or in respect of the liabilities or obligations of the Company or return distributions made by the Company except as required by the Act or other applicable law; provided, however, that Members shall be responsible for their failure to make required Capital Contributions hereunder. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or the management of its business or affairs under this Agreement or the Act shall not be grounds for making its Members or the Manager responsible for the liabilities of the Company.

          12.2.  No Participation by the Members.  The Members other than the
                 -------------------------------
Manager shall not participate in the management or control of the business of, or transact any business for, the Company. The Members shall not have power to sign for or bind the Company. The Members shall, however, have the approval rights expressly set forth elsewhere in this Agreement, as well as the approval rights set forth in Sections 12.3, 12.4 and 13.2.1 below.
                    -------------------     ------

          12.3.  Approval by the Members.  The following matters shall be
                 -----------------------
subject to the prior written approval of each of the Members.

          (a) any amendment of the Limited Liability Company Agreement or the Certificate of Formation of the Company and any merger or consolidation of the Company with any other entity;

          (b) any secured or unsecured borrowings by the Company (and any refinancing thereof);

          (c)    except as otherwise specifically provided in Section 20, a sale
                                                              ----------
                 of all or substantially all of the Assets;

          (d) any dispositions or financings by the Company relating to more than one Asset, or securitized transactions involving the Assets;

          (e)  the making of any loan by the Company to another Person;

          (f) any material decision by the Company which is not made in the ordinary course of its business including, without limitation, commencement or response to any litigation, any foreclosure action, workout or restructuring of an Asset;

          (g) any transaction between the Company and any Member, or any Affiliated Person as to any Member (provided that all such transactions shall be conducted on an arm's length basis), other than transactions expressly contemplated by this Agreement;

          (h) any reimbursement of the Manager or a Member by the Company for Operating Expenses other than as contemplated by this Agreement;

          (i) any other action requiring the approval of the Members under the Act which cannot be varied by this Agreement;

          (j)  the termination of the Company pursuant to Section 15.3;
                                                          ------------

          (k) any origination of any Credit Lease or acquisition (by purchase, lease or otherwise) of any Property by the Company which shall be accomplished in accordance with Section 13.2.1);
                                               --------------

          (l) any issuance of membership interests or rights, options, warrants, convertible debt or equity instruments that provide any right to subscribe for, purchase or otherwise acquire membership interests;

          (m) any dividend or distribution of cash or other property in respect of any membership interests, except as contemplated by Section
               9.1 and Section 16.2;

          (n) any redemption, purchase or other acquisition of membership interests;

          (o) any entry into a line of business other than the acquisition of Property and the origination of Credit Leases;

          (p) any assignment by the Company of a Credit Lease or other material contract to which the Company is a party;

          (q) any incurrence of indebtedness for borrowed money or any guarantee of third party obligations in excess of $25,000 and any modification of the terms of any such indebtedness or guarantee not in the ordinary course of business; and

          (r) the Company Budget, including updates thereto provided to the Members in accordance with Section 13.2.2.
                                                   --------------

          12.4.     Manner of Consent. Except as otherwise specifically provided
                    -----------------
in this Agreement, the Manager shall solicit the approval of the Members as to any matter requiring Member approval hereunder as follows: the Manager shall give to each of the Members a notice requesting any such approval, accompanied by a description in reasonable detail of the matters as to which such approval is requested. In such case, any Member which does not communicate by notice to the Manager its approval of any matters described in the notice requesting such approval within seven (7) Business Days of the date of such notice shall be deemed to have disapproved such matters.

          12.5.     PHP Member Not to Own Equity Securities of Affiliates of G&L
                    ------------------------------------------------------------
Member. PHP member represents that, at the date hereof, it does not own,
------
directly or indirectly, any equity securities of G&L Realty, Inc., and covenants and agrees that, so long as this Agreement is in effect, it will not acquire, directly or indirectly, any equity securities of G&L Realty, Inc.

          12.6.     Representations of Members.
                    --------------------------

          12.6.1 Each Member, by execution hereof, represents and warrants it is neither: (i) an employee benefit plan within the meaning of Section 3(3) of ERISA (whether or not it is subject to the provisions of Title I of ERISA); (ii) a plan described in Section 4975(e)(1) of the Code; (iii) an entity the assets of which include plan assets pursuant to Department of Labor Regulations at 29 C.F.R. (S) 2510.3-101 by reason of the investment (direct or indirect) in such entity by an entity described in the preceding clauses (i) or (ii) of this sentence; nor (iv) a "benefit plan investor" within the meaning of 29 C.F.R. (S) 2510.3-101.

          12.6.2    Non-Foreign Status. Each Member, by execution hereof,
                    ------------------
     represents and warrants that it is a United States person within the meaning of Section 7701(a)(30) of the Code.

          12.6.3    Securities Act; Investment Company Act.  Each Member, by
                    --------------------------------------
     execution hereof, represents and warrants that:

          (a) such Member's Interest in the Company has not been and will not be registered until the Securities Act, in reliance upon the exemption provided in Section 4(2) of the Securities Act, or registered or qualified under the securities law of any jurisdiction;

          (b) such Member (i) has such knowledge, sophistication and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in its Interest in the Company, (ii) is able to bear the economic risk of an investment in its Interest in the Company, and
                  (iii) constitutes an "accredited investor" as defined in Regulation D under the Securities Act;

          (c) such Member is acquiring for its own account, or for accounts as to which it exercises sole investment discretion, for investment purposes only and not with a view to distribution, subject, nevertheless, to the understanding that the disposition of such Member's property shall at all times be and remain within such Member's control;

          (d) upon acquisition of its Interest in the Company, (i) the number of "beneficial owners" (as defined in Section 3 of the Investment Company Act) owning such Member's Interest is one; and (ii) the Company, as a result thereof, will not be required to register as an investment company under the Investment Company Act;

          (e) it is not a bank, within the meaning of Section 881(c)(3)(A) of the Code or if it is such a Bank that it is incorporated under the laws of the United States or any state thereof (including the District of Columbia);

          12.6.4  Valid Organization; Authority; Execution; Enforceability:
                  --------------------------------------------------------
     Each Member, by execution hereof, represents and warrants that:

          (a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified and in good standing in the jurisdiction of its principal place of business (if not organized therein);

          (b) such Member has full corporate or other applicable power and authority to execute and agree to this Agreement and to perform its obligations hereunder and all necessary actions by the board of directors, shareholders, members, partners or other Persons necessary for the due authorization, execution, delivery and performance of this Agreement by that Member have been duly taken;

          (c)     such Member has duly executed and delivered this Agreement;

          (d) such Member's authorization, execution, delivery and performance of this Agreement do not conflict in any material respect with any other agreement or arrangement to which that Member is a party or by which it is bound or with any law or regulation to which that Member is subject; and

          (e) this Agreement constitutes a valid, binding and enforceable agreement of that Member, subject to general equitable principles and except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to creditors' rights.

          12.7.   Grant of Right of First Offer. Each of G&L Member and PHP
                  -----------------------------
Member hereby grant, and agree to cause their Affiliates to grant, to the Company an exclusive right of first offer to purchase real property subject or to be subjected to a Credit Lease from such Member or its Affiliate or from a third party sponsored by such Member or its Affiliate (in such capacity, a "Sponsor"). Such purchase or assumption terms shall be based on market terms and pricing which would be offered at an arm's-length transaction for property and leases of such nature, term and rent payable by lessees of similar credit standing, which terms and pricing shall be determined by the Manager and shall be set forth in a written offer from the Company, delivered to the Sponsor in a timely and efficient manner. Such Member, if it is the Sponsor, shall accept, or shall otherwise cause its Affiliate to accept, any such offer meeting the terms of this Section 12.7.
        ------------

     13.  Rights and Obligations of the Manager.
          -------------------------------------

          13.1.   General Responsibilities.
                  ------------------------

          13.1.1 Except as otherwise specifically provided in this Agreement requiring Member consent or approval, permitting Member action or direction, as described in this Agreement, the Manager shall have full responsibility and exclusive and complete discretion in the management and control of the business and afffairs of the Company for the purposes herein stated, shall make all decisions affecting the Company's affairs and business, and shall have full, complete and exclusive discretion to take any and all action that the Company is authorized to take and to make all decisions with respect thereto. Until such time as the Company shall employ its own personnel, the Manager shall provide such personnel as may be necessary to accomplish the origination, purchase, ownership and disposition of the Assets and the operation and management of the Company. With the consent of each of the Members, the Manager may delegate the performance of its functions to any of their respective Affiliated Persons, but shall remain primarily liable therefor to the Company and the Members. The Manager will be responsible for the compensation and other overhead costs incurred in connection with its employment of such personnel. In no event shall any personnel be employed by the Manager or the Company if such personnel could be considered employees of either Member or their respective Affiliates.

          13.1.2 The Manager shall be required to devote only such time, effort and attention to the business of the Company as is reasonably necessary to the accomplishment of the Company's purposes.

          13.1.3 Prior to the Company conducting business in any jurisdiction other than the State of Delaware, the Manager shall cause the Company to comply, to the extent procedures are available, with all requirements necessary to qualify the Company as a foreign limited liability company in such jurisdiction. Each Member shall execute, acknowledge, swear to and deliver all certificates and other instruments conforming to this Agreement that are necessary or appropriate to qualify, or, as appropriate, to continue or terminate such qualification of, the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

          13.2.   Management. The Manager shall supervise the operations of the
                  ----------
Company and, in such capacity, shall take such steps as may be reasonably necessary to ensure that the operations of the Company are conducted in compliance with applicable law and with the terms of this Agreement.

          13.2.1  Originations and Purchases. Subject to Section 12.7, any
                  --------------------------             ------------
     Member may submit to the Manager proposals for originations of Credit Leases or acquisition (by purchase, lease or otherwise) of any Property. Each proposal shall require the approval by each Member prior to any origination of any Credit Lease or acquisition (by purchase, lease or otherwise) of any Property on behalf of the Company. A proposal for such origination or acquisition will be deemed (i) rejected if any Member rejects or fails to approve such proposal within 10 Business Days after receipt of the proposal, and (ii) approved if each Member approves such recommendation within 10 Business Days after such receipt. Once a proposal for origination is approved, the Manager will be authorized to consummate such origination or purchase on behalf of the Company.

          13.2.2  Company Budget. No later than March 31, 1997, the Manager
                  --------------
     shall prepare and shall submit to the Members a budget (the "Company Budget") representing the Company's overall operating budget which shall include the annual operating budget for the Company, including projections of income and expense by major line item, any expected capital calls and borrowing needs with respect thereto, startup and ongoing out of pocket third party expenses (including without limitation, legal, accounting and auditing costs) and other operating costs and such operating and overhead costs expected to be incurred by the Company in connection therewith. The Company Budget will be updated quarterly; provided, however, that any material changes to the operating budget prior to the quarterly update will require the approval of the Members in the same manner as the original Company Budget.

          13.3.   Other Business; Reimbursement.
                  -----------------------------

          13.3.1  Subject to Section 12.7, the Members and any Affiliated Person
                             ------------
     of any Member may engage in or possess an interest in other business ventures of every kind and description, independently or with others. Neither the Company nor the other Members shall have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

          13.3.2 The Company shall from time to time reimburse the Manager for the Manager's reasonable out-of-pocket expenditures incurred in connection with the performance of its duties hereunder; provided, however, that any such reimbursement of expenses shall be subject to the approval of the Members as provided in Section 12.3.
                            ------------

          13.4.   Authority of the Manager.
                  ------------------------

          13.4.1  Election. The Members, by execution of this Agreement, elect
                  --------
     the Manager as the manager of the Company. Except as otherwise specifically provided in this Agreement, the Manager shall have full and complete power to do any and all things necessary or incidental to carrying out the objects and purposes of the Company set forth in Section 6 hereof and to
                                                      ---------
     perform all acts and enter into and perform all contracts and other undertakings which it may deem necessary or advisable or incidental thereto, including, without limitation, the power to manage and conduct the Company business.

          13.4.2  Determination by the Manager. Except as otherwise specifically
                  ----------------------------
     provided in this Agreement, any action, direction or consent to be taken by the Manager hereunder shall be evidenced by a writing signed by the Manager. The Manager agrees to execute such documents and take such actions as so directed by each of the Members, provided any such direction is not in violation of an express provision of this Agreement and that the
     Manager may lawfully do so. In the event the Manager refuses to so execute such documents or take such action, may be removed by the Members as set forth in Section 13.8. The Members hereby agree that any action undertaken
              ------------
     by the Manager at the direction of each of the Members shall be deemed consistent with the fiduciary obligations of the Manager with respect thereto and shall not constitute a breach of the Manager's fiduciary duty to the Members, provided, however, that the foregoing does not relieve the Manager of its own negligence or willful misconduct in connection with any such action.

     13.4.3 Execution of Documents. Subject to the express provisions of this
            ----------------------
  Agreement, the Manager shall have the authority to execute on behalf of the Company such agreements, guarantees, contracts, instruments and other documents as it shall from time to time approve, such approval to be conclusively evidenced by its execution and delivery of any of the foregoing, including, without limitation: (a) all such solicitations, offers, agreements, instruments, certificates or other documents as shall be necessary or appropriate in connection with the origination of Credit Leases or purchase of Property by the Company; (b) checks, drafts, notes and other negotiable instruments; (c) assignments and transfer documents, and (d) loan agreements, mortgages, security agreements, guarantees, lease assignments, pledge agreements and financing statements. The signatures of the Manager on all such instruments, agreements, guarantees, contracts, conveyances or documents, and upon any checks, drafts, notes and other negotiable instruments, shall be sufficient to bind the Company in respect thereof and conclusively evidence the authority of the Manager with respect thereto, and no third person need look to the application of funds or authority to act or require joinder or consent of any other party.

     13.4.4 Reliance on Certificate. Any Person dealing with the Company or the
            -----------------------
  Manager may rely on a certificate signed by the Manager:

     (a)  as to who is the Manager or a Member of the Company;

     (b) as to the existence or nonexistence of any fact or facts which constitute conditions precedent to acts by the Manager or are in any other manner germane to the affairs of the Company;

     (c) as to who is authorized to execute and deliver any instrument or document on behalf of the Company;

     (d) as to the authenticity of any copy of this Agreement and amendments hereto; or

     (e) as to any act or failure to act by the Company or as to any other matter whatsoever involving the Company or any Member.

     13.5. Dealings with Members and the Manager. The Company may enter into
           -------------------------------------
agreements with the Manager or any Member or Affiliated Person with respect thereto for the acquisition of property or rendition of services; provided, however, that the acquisition of such property from, or the rendition of such services by, the Manager or such Member or Affiliated Person has previously been approved by each of the Members (and is on an arm's length basis) in accordance with Section 12.3(g) or is expressly set forth in this Agreement. The Manager or
     ---------------
each Member shall in each case disclose in advance the existence of any such affiliation to the other Members.

     13.6. Liability of the Manager. Except to the extent otherwise required by
           ------------------------
applicable law or as set forth in written agreements among the Manager or its Affiliated Persons which are binding on the party against whom enforcement of any such agreement is sought, the Manager and its Affiliated Persons shall have no liability to the Company or to any Member or to any other Manager for any loss suffered by the Company which arises out of any action or inaction of the Manager or its Affiliated Persons, if the Manager or its Affiliated Persons determined in good faith that such course of conduct was in the best interests of the Company or the Members consistent with the fiduciary obligations of the Manager with respect thereto, and such course of conduct did not constitute negligence or willful misconduct of such Person or a material breach of this Agreement.

     13.7.  Indemnification.
            ---------------

     (a) To the fullest extent permitted by applicable law, each of the Manager, the Members and their officers, employees, directors, shareholders, members, partners, agents, legal representatives and permitted assigns ("indemnitees") shall be entitled to indemnification from the Company for any loss, damage or claim by reason of any act or omission performed or omitted by them on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on any of them by this Agreement, except that no indemnitee shall be entitled to be indemnified in respect of any loss, damage or claim incurred by it by reason of its negligence, willful misconduct or breach of its fiduciary duty, if any, with respect to such acts or omissions; provided, however, that any indemnity under this Section 13.7.2 shall be provided out of and
                                     --------------
            to the extent of Company assets only, and no Member shall have personal liability on account thereof. The fulfillment by the Company of indemnification obligations will be considered expenses of the Company.

     (b) To the fullest extent permitted by law, each Member shall indemnify the Company and the other Members and hold them harmless from and against any and all losses, costs, liabilities, damages and expenses (including costs of suit and reasonable attorneys' fees) they may incur on account of any breach of any provision of this Agreement by such Member.

     13.8.  Removal of the Manager.
            ----------------------

     13.8.1 Right to Remove. By mutual agreement of each of the Members, the
            ---------------
  Members shall have the right:

     (a) to appoint, and (if desired) cause the admission to the Company of, one or more new Managers, and to determine such new Manager's or Managers' economic interest in the Company, if any; provided, however, that such new Manager's or Managers' economic interest, if any, shall not reduce the interests of the Members in the Company other than in a manner proportionate to their respective Interests; and

     (b)  after admission of one or more new Managers pursuant to clause (a), to
                                                                  ----------
          cause the removal of one or more of the Managers.

  Each of the Members shall exercise the removal right contained in this Section
                                                                         -------
  13.8.1 in good faith based upon such Manager's gross negligence or willful
  ------
  misconduct of such manager. In no event shall the Members exercise the removal right set forth in this Section 13.8.1 solely to cause a reduction in such
                          --------------
  manager's economic interest in the Company or amounts distributable under
  Section 13.7 hereof. The Members shall exercise such rights by giving notice
  ------------
  thereof (a "Termination Notice") to the subject Manager. Any removal of a Manager pursuant to this Section 13.8.1 shall be effective as of the date (the
                           --------------
  "Removal Date") which is thirty (30) days after the date of the Termination Notice or, if later, the date on which all third-party consents required for such removal are obtained and the new Manager, appointed by the Members and any Manager which is not then the subject of removal, has accepted such appointment. The Manager agrees to execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent of this Section 13.8.1, including without limitation
                         --------------
  effectuating the appointment of any new Manager.

     13.8.2 No Right to Withdraw, Assign or Delegate. No Manager shall have the
            ----------------------------------------
  right to withdraw as Manager hereunder, assign its rights hereunder nor delegate its duties hereunder without the prior approval of each of the Members and unless and until a new Manager has accepted appointment as a Manager hereunder.

     13.8.3 Consequences of Removal or Withdrawal of a Manager. After the
            --------------------------------------------------
  withdrawal of any Manager or after the removal of any Manager pursuant to this
  Section 13.8, the new Manager shall have all of the authority and power of the
  ------------
  Manager hereunder and may take any action, direction or consent which is required to be or may be taken by the Manager hereunder.

     13.9 Representations of the Manager.
          ------------------------------

     (a) The Manager, by execution hereof, represents and warrants that it is neither: (i) an employee benefit plan within the meaning of Section 3(3) of ERISA (whether or not it is subject to the provisions of Title I of ERISA); (ii) a plan described in Section 4975(c)(1) of the Code; (iii) an entity the assets of which include plan assets pursuant to Department of Labor Regulations at 29 C.F.R. (S) 2510.3-101 by reason of the investment (direct or indirect) in such entity by an entity described in the preceding clauses (i) or (ii) of this sentence; nor (iv) a "benefit plan investor" within the meaning of 29 C.F.R.
Section 2510.3-101.

     (b) The Manager represents that it is not an Affiliate of any Member other than G&L Member.

14.  Transfer of Interests.
     ---------------------

     14.1 Restrictions on Transfer.
          ------------------------

     14.1.1 Members. No Member shall suffer or permit any transfer of or
            -------
encumbrance upon such Member's Interest in the Company, without, in each instance, obtaining the prior approval of the non-transferring Member, which approval the non-transferring Member may withhold in its sole discretion. Notwithstanding the foregoing provisions of this Section 14.1.1, the following
                                                 --------------
transfers shall be permitted: any Member may transfer its respective interests to a wholly owned subsidiary of such transferring Member without the approval of the non-transferring Member if the transferring Member at all times retain not less than one hundred percent (100%) share of the direct and indirect beneficial interest and direct voting control thereof. In any event, the Members shall be provided with prior written notice of any proposed transfer of interests pursuant to this Section 14.1.1, whether or not the Members' approval is
                 --------------
required with respect to such transfer.

     14.1.2 Other Restrictions on Transfer. No Member shall suffer or permit any
            ------------------------------
transfer of or encumbrance upon such Member's Interest in the Company which would adversely affect the status of the Company as a partnership for federal tax purposes or which would require the Company to register as an "investment company" under the Investment Company Act. No Interest may be sold or transferred if, at the time of such sale or transfer, such sale or transfer would result in the aggregate number of "beneficial owners" (as defined in
Section 3 of the Investment Company Act) of Interests to exceed 100. No Interest may be sold or transferred unless the transferee represents to the Company, the Members and the Manager, the matters contained in Section 12.7.
                                                  ------------

     14.1.3 Right of First Offer. Subject to the foregoing, if a Member receives
            --------------------
a bona fide offer, in writing, from an unaffiliated third party to purchase its Interest and desires to sell its Interest on the terms set forth in the offer, then prior to transferring its interest, the transferring Member shall notify each other Member in writing of its proposed transfer and shall make an offer (the "Offer") to sell its Interest to each other Member on the same terms as the third-party offer. Each Member which is not the transferring party, shall have a right to accept the Offer, which acceptance must be made within five (5) Business Days after delivery of such notice. If any non-transferring Member timely notifies the transferring Member in writing of its acceptance of the Offer, then such transferring Member shall sell such Interest to such Member on the closing date specified by the purchasing Member which closing date shall occur no later than thirty (30) Business Days after delivery of such notice of transfer. If more than one non-transferring Member timely notifies the transferring Member in writing of its acceptance of the Offer, such transferring Member shall conduct a private auction for such Interest having as a floor the terms of the Offer and using a sealed bid procedure, which auction shall occur no later than ten (10) Business Days after delivery of such notice of transfer. If no non-transferring Member elects to timely accept the Offer, the transferring Member may sell its Interest within thirty (30) days after delivery of such notice to any Person on substantially the same terms as those contained in the Offer, such sale to be evidenced by a binding purchase commitment of the Person purchasing. If no such binding commitment is obtained within such thirty
(30) day period, or if the transferring Member desires to sell on materially different terms than those previously offered the other Member (e.g., price is lower than 98% of amount indicated in transferring member's notice, any change in ratio of cash to total purchase price or in terms of any securities contributed as a portion of the purchase price), the transferring Member must, in each such instance, again extend the rights described above to the other Members.

     14.1.4 In the event of a permitted transfer of all or any portion of a Member's Interest in the Company pursuant to this Section 14.1:
                                                  ------------

     (a) the Manager shall approve any amendment to this Agreement reasonably requested by the transferring Member to enable such Member to transfer a portion of its Interest permitted to be transferred pursuant to this
         Section 14.1, provided that such amendment does not affect Section
         ------------                                               -------
         14.1.1, 14.1.2 or 14.1.3, does not materially affect the right of the
         ------------------------
         Manager or Members to manage the Company, does not impose any material burden or obligation on the Manager or non-transferring Member and does not affect the economic return of the Manager or non-transferring Member under this Agreement; and

     (b) the tax matters partner of the Company shall, at the request of the transferring Member cause the Company to elect, pursuant to Section 754 of the Code, to adjust the basis of the Assets.

     14.2. Obligations and Rights of Transferees and Assignees. Any Person who
           ---------------------------------------------------
acquires in any manner whatsoever the Interest (or any part thereof) of any Member, irrespective of whether such Person had accepted and assumed in writing the terms and provisions of this Agreement, shall be deemed, by acceptance of the benefit of the acquisition thereof, to have agreed to be subject to and bound by all of the obligations of this Agreement and to have made the representations set forth herein, with the same force and effect as any predecessor in interest in the Company, shall have only such rights as are provided in this Agreement, and, without limiting the generality of the foregoing, shall not have the value of its Interest ascertained or receive the value of such Interest, or, in lieu thereof, profits attributable to any right in the Company, except as set forth in this Agreement.

     14.3. Non-Recognition of Certain Transfers. Notwithstanding any other
           ------------------------------------
provision of this Agreement, any transfer, sale, alienation, assignment, encumbrance or other disposition in contravention of any of the provisions of this Agreement shall be void and ineffective, and shall not bind, or be recognized by, the Company.

     14.4. Required Amendments. If and to the extent any transfer of an Interest
           -------------------
in the Company is permitted hereunder, this Agreement and Exhibit A hereto shall
                                                          ---------
be amended to reflect the admission to the Company of the transferee Member and the elimination of the transferor Member.

     14.5. Withdrawal. Except upon transfer of a Member's entire Interest in the
           ----------
Company and the admission of the transferee as a substituted Member in compliance with the terms of this Agreement, no Member shall have the right to withdraw from the Company except with the approval of all of the Members.

     14.6. Compliance with Securities Laws. Any provision of this Agreement to
           -------------------------------
the contrary notwithstanding, no transfer, sale, assignment or other disposition of any Interest in the Company may be made except in compliance with the then applicable federal and state securities laws.

     14.7. Initial Members. Initial Members become Members upon the execution
           ---------------
and delivery of this Agreement by all parties hereto.


15.  Termination of the Company.
     --------------------------

          15.1. In the event of the dissolution, bankruptcy or other withdrawal of a Member (notwithstanding that such withdrawal is in contravention of this Agreement), the Company shall be dissolved on the ninetieth (90th) day following the occurrence of such event.

          15.2. Notwithstanding Section 15.1, the business of the Company shall
                                ------------
be continued after the dissolution, bankruptcy or other withdrawal of any of the Members if within ninety (90) days after such event (i) there are at least two remaining Members and (ii) a Majority in Interest of the Members elect to continue the business of the Company. In the event of the failure of the Members to continue the business of the Company as provided in Section 15.2, the
                                                       ------------
Company shall be terminated forthwith.

          15.3. In addition, the Company shall terminate on December 31, 2046, and the Company may be terminated at any time with the prior approval of each of the Members.

          15.4. Upon the voluntary termination of the Company, the sale of all or substantially all of the Assets, or any other termination of the Company in accordance with this Agreement, the Company shall wind up its affairs and shall then be liquidated as provided in Article 16. In such event, a Certificate of
                                  ----------
Cancellation, as required by law, shall be filed.

          15.5. Each Member hereby waives any right to maintain any action for partition with respect to any property owned by the Company or, to the extent permitted by law, any action for dissolution other than pursuant to rights set forth in this Agreement.

     16.  Gain, Loss and Distributions on Liquidation.
          -------------------------------------------

     Upon any termination of the Company, each of the following shall be accomplished:

          16.1. The Company's interest in the Assets shall be liquidated promptly in an orderly and businesslike manner, so as not to involve undue sacrifice and in accordance with Section 17.1.
                                 ------------

          16.2. Net Proceeds, Net Cash Flow and all other Assets shall be applied and distributed as follows and in the following order of priority:

          16.2.1 First, to the payment of the debts and liabilities of the Company, subject to the limitations of Section 9.3.
                                            -----------

          16.2.2 Second, to the setting up of any reserves which the Manager determines are reasonably necessary for any contingent liabilities or obligations of the Company or of the Members arising out of or in connection with the Company. Such reserves may, in the discretion of the Manager be paid over to an escrow agent selected by the Manager to be held by such escrow agent for the purpose of disbursing such reserves in payment of any of the aforementioned contingencies, and upon the expiration of such period as the Manager may deem advisable, to distribute the balance thereof remaining as provided in Section 16.2.3;
                              --------------

          16.2.3 Third, subject to Section 9, to the Members in proportion to the respective positive balances of their Capital Accounts after taking into account all adjustments to such balances for the year of the liquidation.

          16.3. No Member shall have an obligation to restore any deficit balance in its Capital Account following the liquidation of its interest in the Company, except as may be required under the Act.

          16.4. The Manager shall be responsible for accomplishing the requirements of this Article 16.

     17.  Sale of Assets.
          --------------

          17.1. In the event that (a) Assets are to be liquidated pursuant to
Section 16.1, or (b) Assets have become subject to default following applicable
------------
cure periods, the Manager shall solicit offers from G&L Member and PHP Member to acquire such Assets prior to any public or third party solicitation for offers. Such solicitation shall include a list of each of the Assets of the Company and a request that each such Member make a written offer to the Company, setting forth the cash purchase price such Member is willing to pay therefor, within ten
(10) Business Days after receipt of such solicitation. If G&L Member and PHP Member offers to purchase one or more of the same Assets, the Manager shall sell such Asset or Assets to the Member offering the highest price therefor. If either G&L Member or PHP Member, but not both, offer to purchase one or more of the Assets, whichever of G&L Member or PHP Member is the non-offering Member shall direct the Manager to accept or reject such offer on behalf of the Company. With respect to any Asset for which (i) no offer was made by G&L Member or PHP Member or (ii) an offer was made by one Member but rejected by the non-offering Member pursuant to the preceding sentence, the Manager shall sell such Asset to any third party on terms and conditions it deems satisfactory, but subject to the prior written approval of G&L Member and PHP Member.

          17.2. In the event any sale of one or more Assets to a third party pursuant to Section 17.2 shall not, for any reason, close pursuant to the terms
            ------------
of the offer referred to therein, the terms of Section 17.1 shall apply to any further sale of such Asset or Assets.

     18.  Further Assurances.  Each party to this Agreement agrees to execute,
          ------------------
acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things as may be required by law, or as may in the opinion of the Manager or counsel to the Company be necessary or advisable to carry out the intents and purposes of this Agreement.

19.  Notices. Unless otherwise specified in this Agreement, all notices,
     -------
demands, elections, requests or other communications which any party to this Agreement may desire or be required to give hereunder shall be in writing and shall be given by personal delivery, by facsimile or by mailing the same (by registered or certified first class mail, postage prepaid, return receipt requested) addressed as follows:

     19.1. To the Company or the Manager:

           c/o G&L Realty Corp.
           439 North Bedford Drive
           Beverly Hills, CA 90210
           Attention: Gary Grabel

           with copies to:

           PHP Healthcare Corporation
           11440 Commerce Park Drive
           Third Floor
           Reston, VA 22091
           Attention: Ben Rosenbaum, III, Esq.

           Day, Berry & Howard
           260 Franklin Street
           Boston, MA 02110-3179
           Attention: Lewis A. Burleigh, Esq.

           Martin H. Blank, Jr., Esq.
           11755 Wilshire Boulevard, Suite 1400
           Los Angeles, California 90025-1520

or at such other address as may be designated by the Company by notice given as provided in this Article 19 to the Members.
                 ----------

     19.2. To each Member, at its address set forth in Exhibit A to this
                                                       ---------
Agreement or at such other address as may be designated by it by notice given to the Company as provided in this Article 19.
                                ----------

          19.3. To any person who hereafter becomes a Member of the Company, at such address as may be designated by him or her or it by notice given to the Company as provided in this Article 19.
                            ----------

All notices given as provided in this Article 19 shall be deemed to have been
                                      ----------
given when received by the addressee.

     20.  Limited Buy-Sell.  In the event the Members disagree with respect to
          ----------------
the transfer, redemption, encumbrance, purchase or other acquisition of a Member's Interest in the Company, any Members holding 15% or more of an Interest in the Company in favor of such sale or financing (the "Initiating Member"), shall have the right to initiate a buy-sell procedure (the "Buy-Sell") which shall operate as follows. The Initiating Member shall give notice to the remaining Members (the "Responding Members") of its intention to exercise the Buy-Sell with respect to the Interests in the Company of the Responding Members or the Interests in the Company of the Initiating Member, as the case may be, at a purchase price (the "Purchase Price") equal to the greater of One Dollar ($1.00) or the product of (i) the fair market value of the Company, taking into consideration, among other things, the fair market value of the Assets then owned by the Company, and (ii) the Interest of the Responding Members or the Initiating Member, as the case may be. Each Responding Member shall be required to respond within five (5) Business Days as to whether it will "buy" or "sell". If any Responding Member fails to make an election within such period, such Responding Member shall be deemed to have elected to "sell" its Interest to the Initiating Member. If all Responding Members respond that they shall "buy", then they shall purchase the Interest of the Initiating Members at the Purchase Price within thirty (30) days after their response. If all Responding Members respond that they shall "sell", then the Initiating Members shall purchase the Interests of the Responding Members. If the Responding Members do not respond unanimously, then the Responding Members who responded "buy" shall have an opportunity for five (5) Business Days to reconsider. If all such Members change their responses to "sell", then the Initiating Members shall purchase the Interests of the Responding Members. Those Responding Members who again respond "buy" shall purchase the Interests of all the non-purchasing Members for the Purchase Price. In any case in which there is more than one purchasing Member, the purchasing Members shall purchase the selling Members' Interests in proportion to the purchasing Members' respective Interests. At the closing for such sale, the Interests shall be conveyed, free of all liens and encumbrances thereon, and the Purchase Price shall be paid by wire transfer of immediately available funds.

     21.  Amendment.  Except as otherwise provided in this Amendment, the terms
          ---------
and provisions of this Agreement may be waived, modified or amended only with the written consent of the Manager and all Members. The Manager shall promptly furnish copies of any amendments to this Agreement to the Members.

     22.  Captions; Contents.  All section and article titles or captions
          ------------------
contained in this Agreement and the table of contents, if any, are for convenience only and shall not be deemed a part of this Agreement.

     23.  Variation of Pronouns.  All pronouns and all variations thereof shall
          ---------------------
be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons, thing or entity may require.

     24.  Governing Law.  The Members declare that by entering into this
          -------------
Agreement they have contracted with reference to the laws of the State of Delaware, and the terms and provisions of this Agreement and the legal relations created by it will in all respects including, without limitation, with respect to construction, interpretation, performance, effect and remedies, be governed by and constructed in accordance with the internal laws of the State of Delaware (without regard to the laws of conflict of any jurisdiction).

     25.  Successors and Assigns.  This Agreement shall be binding upon the
          ----------------------
parties hereto and their respective permitted successors and assigns and shall inure to the benefit of the parties hereto and, except as otherwise provided herein, their respective permitted successors and assigns. The Manager may not assign its rights under this Agreement nor delegate its duties under this Agreement without the consent of each of the Members.

     26.  Counterparts.  The Members may execute this Agreement on separate
          ------------
counterparts, all of which, collectively, shall be deemed to be a single instrument.

     27.  Negation of Third-Party Beneficiaries.  This Agreement and the
          -------------------------------------
covenants and agreements contained herein are for the sole benefit of the parties to this Agreement and their respective permitted successors and assigns and may not be enforced by any person or entity not a party to this Agreement other than a permitted successor or assign of such party.

     28.  Arbitration.  Any dispute or controversy arising under or in
          -----------
connection with this agreement may be settled by arbitration in the State of New Jersey by three (3) arbitrators in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrators' award in any court having competent jurisdiction. The determination of which party or parties will bear costs and expenses arising in connection with any arbitration proceeding pursuant to this Article 29 will be
                                                            ----------
determined by the arbitrators. Any party may, without violating the provisions of this Agreement relating to exclusive arbitration of disputes and controversies, seek a temporary restraining order or other injunctive or equitable relief from a court of competent jurisdiction if necessary to preserve the status quo or otherwise prevent irreparable harm pending final resolution of the dispute or controversy on the merits through arbitration.

     29.  Severability.  The provisions of this Agreement are severable.  The
          ------------
invalidity, in whole or in part, of any provision of this Agreement shall not affect the validity or enforceability of any other of its provisions. If one or more provisions hereof shall be so declared invalid or unenforceable, the remaining provisions shall remain in full force and effect and shall be construed in the broadest possible manner to effectuate the purposes thereof. The Members further agree to replace such void or unenforceable provisions with provisions which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provisions.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   G&L Realty Partnership, L.P., as Manager

                                   By: G&L Realty Corp., its General Partner


                                       By:  /s/   Gary Grabel
                                           -----------------------------------
                                           Name:
                                           Title:


                                   G&L Realty Partnership, L.P., as Member

                                   By: G&L Realty Corp., its General Partner


                                       By:  /s/   Gary Grabel
                                           -----------------------------------
                                           Name:
                                           Title:


                                   PHP Healthcare Corporation, as a Member


                                       By:  /s/   Anthony Picini
                                           -----------------------------------
                                           Name:
                                           Title:

                                   EXHIBIT A
                                   ---------

                                    MEMBERS
                                    -------

---------------------------------------------------------------
    NAME AND ADDRESS          AMOUNT OF INITIAL      PERCENTAGE
                                   CAPITAL
                                CONTRIBUTION
---------------------------------------------------------------
G&L Realty Partnership, L.P.     $3,542,000           80.50%

---------------------------------------------------------------

PHP Healthcare Corporation       $858,000             19.50%

---------------------------------------------------------------

                                  $4,400,000

Addresses for Notices to the Members:

     PHP Member
     ----------

     11440 Commerce Park Drive
     Reston, VA 22091
     Attention:  Jack M. Mazur, President

     with copies to:

     Ben Rosenbaum, III, Esq.
     Corporate Secretary and General Counsel
     11440 Commerce Park Drive
     Reston, VA 22091

     and

     Fried, Frank, Harris, Shriver & Jacobson
     1001 Pennsylvania Avenue, N.W.
     Suite 800
     Washington, DC 20004
     Attention:  Richard A. Steinwurtzel, Esq.

     G&L Member and Manager
     ----------------------

     c/o G&L Realty Corp.
     439 North Bedford Drive
     Beverly Hills, CA 90210
     Attention: Gary Grabel

     with copies to:

     Day, Berry & Howard
     260 Franklin Street
     Boston, MA 02110-3179
     Attention: Lewis A. Burleigh, Esq.

     and

     Martin H. Blank, Jr., Esq.
     11755 Wilshire Boulevard, Suite 1400
     Los Angeles, CA 90025-1520